Exhibit 99.1

Company Press Releases:

CONTACT:

John R. Barr

President

617-926-1551

john.barr@vitechnologies.com

Vitex Closes Merger with Panacos Pharmaceuticals

$20 Million Financing Also Closed and Funded

Watertown, MA (March 11, 2005) — V.I. Technologies, Inc. (Nasdaq: VITX) (“Vitex” or “the Company”), a biotechnology company dedicated to developing the next generation of anti-infective therapeutics, today announced that it has closed its previously announced merger with Panacos Pharmaceuticals. Under the terms of the merger, Vitex will issue approximately 227.5 million shares to Panacos stockholders to acquire all of the outstanding shares of Panacos.

Vitex also announced today that it has closed a $20 million private placement of common stock and warrants to purchase its common stock that was a condition to the closing of the merger. Under terms of the private placement, Vitex issued 100,000,000 shares of its common stock (at an effective price of $0.20 per share), and detachable warrants to purchase up to 45,000,000 shares of its common stock at $0.24 per share, exercisable for 5 years. S.G. Cowen & Co., LLC acted as the lead placement agent and Legg Mason Wood Walker acted as the co-placement agent in the financing.

“We are very pleased to have closed the merger with Panacos Pharmaceuticals,” said Dr. Samuel Ackerman, Chairman and CEO of Vitex. “We welcome the Panacos scientific and development team led by Dr. Graham Allaway and look forward to working with them to create innovative drugs for major viral diseases. PA-457 has shown potential as an HIV therapeutic in early clinical trials, and has a novel mechanism of action that was discovered by Panacos scientists. We are pleased with its rapid progress in the clinic thus far, and the results of the ongoing Phase 2a trial of PA-457 are expected in mid 2005.” Dr. Ackerman continued, “On behalf of the Vitex Board, I would also like to thank John Barr for his outstanding leadership during the merger process.”

Mr. Barr, President of Vitex, commented, “The merger with Panacos represents a major step for Vitex toward becoming a leader in development of anti-infective therapeutic products. In conjunction with the Panacos scientific platform, we hope to develop urgently needed products for treatment of serious infections.”

Background on Panacos Pharmaceuticals

Panacos Pharmaceuticals was founded in 2000 with a focus on discovering new drugs for HIV infection and other major human viral diseases based on novel mechanisms of action. Co-founders Graham Allaway, Ph.D. and Carl Wild, Ph.D. have made significant scientific contributions to the understanding of HIV and the development of novel HIV therapeutics, and both joined Vitex with the closing of the merger.

PA-457 is the first in a new class of HIV drugs called maturation inhibitors discovered by Panacos scientists. It is a once-daily oral drug candidate equally effective in preclinical studies against HIV strains resistant or sensitive to existing HIV drugs. Panacos recently announced successful results of a Phase 1/2 clinical study in which a single oral dose of PA-457 administered to HIV-infected patients not on other HIV therapy produced a dose dependent reduction in HIV viral load, including HIV resistant to existing classes of HIV drugs. Drug resistance is the most pressing problem in HIV treatment. PA-457 has been granted Fast Track status by the FDA.

In addition to PA-457, Panacos has promising pre-clinical programs focused on next generation HIV maturation inhibitors, small molecule HIV fusion inhibitors and inhibitors of Respiratory Syncytial Virus (RSV) fusion.

The merged Company will be headquartered in Watertown, Massachusetts with a research and development facility in Gaithersburg, Maryland.

About Vitex

Vitex is developing the next generation of anti-infective products. The Company is engaged in the discovery and development of small molecule oral drugs for the treatment of HIV and other major human viral diseases. Vitex’s proprietary discovery technologies focus on novel targets in the virus life cycle, including virus fusion and virus maturation. The Company’s proprietary INACTINE(tm) technology is designed to inactivate a wide range of viruses, bacteria and parasites, and has demonstrated its ability to remove prion proteins. Over 40 million red cell units are transfused annually in the U.S., Europe and Japan. For more information on Vitex, please visit our web site at: www.vitechnologies.com.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as the Company’s ability to execute plans to resume its clinical trial program for its lead product candidate, the INACTINE(tm) viral inactivation system for red blood cells, the execution of the Company’s financing plans, anticipated future clinical trial timelines or results, the timely availability of new products, market acceptance of the Company’s products, the impacts of competitive products and pricing, government regulation of the Company’s products, the Company’s ability to complete product development collaborations and other strategic transactions and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

March 11, 2005

Three New Members Join Vitex Board of Directors

Watertown, MA (March 11, 2005) - V.I. Technologies, Inc. (Nasdaq: VITX) (“Vitex” or “the Company”), a biotechnology company dedicated to developing the next generation of anti-infective therapeutics, today announced that three new members have been added to the Vitex Board of Directors in connection with the Company’s merger with Panacos Pharmaceuticals, Inc.

Herb Hooper, Ph.D. and Eric Linsley, previously Panacos directors, were added to the Vitex Board, replacing current Vitex Board members David Tendler and Doros Platika. In addition, John Fletcher joins the Board, bringing it to a total of nine members.

Dr. Hooper is a partner at Ampersand Ventures where he serves on the Board or as Chairman of several Ampersand portfolio companies. Prior to joining Ampersand, Dr. Hooper was Executive Vice President and Chief Technology Officer at ACLARA Biosciences. He holds a B.S. in Chemical Engineering from the North Carolina State University and a Ph.D. in Chemical Engineering from the University of California.

Mr. Linsley is a partner at A.M. Pappas & Associates. Prior to joining A.M. Pappas, Mr. Linsley was Chief Financial Officer of TriPath Imaging. In addition to his experience in private equity, his background includes work as a consultant at both Bain & Co. and McKinsey & Co. and he was a certified public accountant at Arthur Andersen LLP. Mr. Linsley also serves on the Board of several other life science companies.

John Fletcher is Chief Executive Officer, Fletcher Spaght, Inc, a management consulting firm founded in 1983 to provide strategy and financing assistance to new companies. Fletcher Spaght, Inc also established Fletcher Spaght Ventures to invest in emerging growth high technology and healthcare companies. Fletcher Spaght Ventures is an investor in the $20 million private placement led by Great Point Partners which closed following the merger. Prior to co-founding Fletcher Spaght Ventures, Mr. Fletcher worked with the Boston Consulting Group. He also served on the faculty of the Wharton School and was a Captain and a Pilot in the US Air Force.

“I would like to thank David Tendler and Doros Platika for their long and distinguished service as members of the Vitex Board,” said Dr. Samuel Ackerman, Chairman and CEO of

Vitex. “Mr. Tendler was a founding Board member of Vitex and has been a valuable part of our team since 1994. Dr. Platika joined the Board in 2000 and as a physician-scientist experienced in the biopharmaceutical industry has provided excellent guidance for our development programs. We wish to acknowledge their many important contributions to Vitex and we wish them all the best.”

Dr. Ackerman continued, “Vitex also welcomes Herb Hooper and Eric Linsley to the Vitex Board. Their first hand knowledge of the Panacos development programs will be an important asset of the combined company. I also look forward to working with John Fletcher. His experience building a top notch consulting company as well as his experience with entrepreneurial healthcare companies should be extremely valuable to Vitex.”

About Vitex

Vitex is developing the next generation of anti-infective products. The Company is engaged in the discovery and development of small molecule oral drugs for the treatment of HIV and other major human viral diseases. Vitex’s proprietary discovery technologies focus on novel targets in the virus life cycle, including virus fusion and virus maturation. The Company’s proprietary INACTINE™ technology is designed to inactivate a wide range of viruses, bacteria and parasites, and has demonstrated its ability to remove prion proteins. Over 40 million red cell units are transfused annually in the U.S., Europe and Japan. For more information on Vitex, please visit our web site at: www.vitechnologies.com.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as the Company’s ability to execute plans to resume its clinical trial program for its lead product candidate, the INACTINE™ viral inactivation system for red blood cells, the execution of the Company’s financing plans, anticipated future clinical trial timelines or results, the timely availability of new products, market acceptance of the Company’s products, the impacts of competitive products and pricing, government regulation of the Company’s products, the Company’s ability to complete product development collaborations and other strategic transactions and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.